UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 6, 2017

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 6, 2017, the Board of Directors named Jefferson Gramm as its Chairman.

Item 5.07  Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on June 6, 2017.  The three proposals considered at the annual meeting were voted on as follows:

Proposal 1:  The election of nine directors for the ensuing year.  The number of votes cast for and withheld for each nominee for director is set forth below.

NOMINEE:	FOR:	WITHHELD:
Shannon L. Greene	5,457,450	1,037,973
Mark Angus	5,453,016	1,042,407
William Warren	5,455,682	1,039,741
Jefferson Gramm	5,257,354	1,238,069
James Pappas	5,289,454	1,205,969
Brent Beshore	6,292,196	203,227
Sharon Leite	6,472,549	22,874
Vicki Cantrell	6,461,112	34,311
Sejal Patel	6,291,996	203,427

Proposal 2:  Advisory vote regarding executive compensation.  The number of votes cast for and against this proposal, as well as the number of abstentions with respect to this proposal, are set forth below:

FOR	AGAINST	ABSTAIN
6,266,722	136,059	92,642

Proposal 3:  Advisory vote regarding frequency of future votes regarding executive compensation.  The number of votes cast for each frequency of such votes, as well as the number of abstentions with respect to this proposal, are set forth below:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5,461,746	22,360	1,004,049	7,268

Item 8.01 Other Events
On June 6, 2017, the Board of Directors extended the expiration date of the stock repurchase plan from August 9, 2017 to August 9, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TANDY LEATHER FACTORY, INC.

Date: June 8, 2017	By: /s/ Shannon L. Greene
Shannon L. Greene, Chief Executive Officer